#841 Putnam International Equity Fund
6/30/04 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

Putnam Management has agreed to assume certain expenses incurred by the fund in connection with allegations of improper short term trading activity. During the fund's fiscal period, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $188,316.



72DD1 (000s omitted)

Class A	 	$89,583
Class B         18,720
Class C          3,171

72DD2 (000s omitted)

Class M		$1,645
Class R		     9
Class Y		37,173

73A1

Class A		$0.354
Class B 		 0.210
Class C		 0.160

73A2

Class M 		$0.229
Class R		 0.378
Class Y		 0.418

74U1 (000s omitted)

Class A		 176,309
Class B		  78,604
Class C		  15,337

74U2 (000s omitted)

Class M		  5,346

Class R		     27
Class Y		 61,020

74V1

Class A		$20.86
Class B		 20.07
Class C		 20.44

74V2

Class M		$20.51
Class R		 20.77
Class Y		 21.01